                                                                   Exhibit 10.20


                          STOCK OPTION GRANT PROGRAM
                                      FOR
                        NONEMPLOYEE DIRECTORS UNDER THE
                              IMMUNEX CORPORATION
                  AMENDED AND RESTATED 1999 STOCK OPTION PLAN

     The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of Immunex Corporation (the "Company") under the Company's Amended and Restated 1999 Stock Option Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1.   Administration

     The Board shall be the Plan Administrator of the Program. Subject to the terms of the Program, the Plan Administrator shall have the power to construe the provisions of the Program, to determine all questions arising hereunder and to adopt and amend such rules and regulations for the administration of the Program as it may deem desirable.

     2.   Eligibility

     Each member of the Board elected or appointed who is not otherwise an employee of the Company, any Parent or Subsidiary, or a director appointed by American Cyanamid Company or American Home Products Corporation pursuant to the Amended and Restated Governance Agreement among American Cyanamid Company, Lederle Oncology Corporation and Immunex Corporation dated as of December 15, 1992 (an "Eligible Director") shall be eligible to receive Initial Grants and Annual Grants under the Program.

     3.   Initial Grants

     Subject to Sections 9 and 12 hereof, each Eligible Director who is elected or appointed for the first time after the date of adoption of the Program shall automatically receive the grant of an Option to purchase 30,000 shares on the day such Eligible Director is initially elected or appointed (an "Initial Grant").

     4.       Annual Grants

     Subject to Sections 9 and 12 hereof, each Eligible Director continuing service as an Eligible Director immediately following an annual meeting of shareholders shall automatically receive an Option to purchase 20,000 shares immediately following each year's annual meeting of shareholders as an annual grant (an "Annual Grant"); provided, however, that an Eligible

Director who received an Initial Grant on such date shall not receive an Annual Grant until the next annual meeting.

     5.   Option Exercise Price

     The exercise price of an Option shall be the Fair Market Value of the Common Stock on the effective date of an Initial or Annual Grant.

     6.   Vesting and Exercisability

     Each Option granted to an Eligible Director shall vest and become exercisable in accordance with the following vesting schedule:



      Period of Eligible Director's Continuous
  Service as a  Director With the Company From                         Portion of Total Option Which Is
               the Grant Date                                              Vested  and Exercisable
---------------------------------------------------             -------------------------------------------
             Less than twelve months                                                0%

                  Twelve months                                                    20%

                Twenty-four months                                                 40%

                Thirty-six months                                                  60%

                Forty-eight months                                                 80%

             Sixty months or greater                                              100%

         Notwithstanding the foregoing, an Option granted under the Program shall become 100% vested and exercisable on the date of termination of an Eligible Director's service as a member of the Board on account of the Eligible Director's death, provided that the Eligible Director has served as a member of the Board for at least two years at the date of such Eligible Director's death.


         7.    Manner of Option Exercise

         An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in any combination of (a) cash or check, (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Eligible Director for at least six months (or any minimum period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or (c) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the

Option exercise price and the Company to deliver the certificates for such purchased shares directly to such broker, all in accordance with the regulations of the Federal Reserve Board.


         8.     Term of Options

         Each Option shall expire ten years from the Grant Date thereof, but shall be subject to earlier termination as follows:

         (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within three months after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

         (b) In the event of the termination of an Eligible Director's service as a member of the Board on account of the Eligible Director's death, the vested portion of any Option granted to such Eligible Director may be exercised within one year after the date of death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to the Plan.

         (c) In the event of the death of an Eligible Director subsequent to the termination of an Eligible Director's services, but prior to the expiration of the three-month exercise period referred to in Section 8(a) above, the vested portion of the Option at the time of the termination of the Eligible Directors services may be exercised within one year after the date of the termination of the Eligible Director's services or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to the Plan.

         9.       Adjustments

         The number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spinoffs, or other similar changes in capitalization. Notwithstanding the foregoing, if an automatic grant occurs within ninety days following any such change in capitalization, the aggregate number and class of shares subject to such automatic grant shall be proportionately adjusted to be the same number and class of shares that would be subject to the automatic grant had it been outstanding immediately prior to the date of such change in capitalization. Upon the effective date of a dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations that results in more than 70% of the outstanding voting shares of the Company being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than 70% of the then outstanding shares of the Company to another corporation or other entity, the Program and all Options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, each Eligible Director shall be entitled, for a period of twenty days prior to the effective date of such transaction, to purchase the full number of shares under his or her Option which he or she otherwise would have been entitled to purchase during the remaining term of such Option.

         Adjustments under this Section 9 shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

         10.      Compliance with Rule 16b-3

         It is the intention of the Company that the Program comply in all respects with the requirements for a "formula plan" within the meaning attributed to that term for purposes of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Therefore, if any provision is later found not to be in compliance with such requirements, that provision shall be deemed null and void, and in all events the Program shall be construed in favor of its meeeting such requirements.

         11.      Amendment, Suspension or Termination

         The Board may amend the provisions contained in the Program in such respects as it deems advisable. The Board may also suspend or terminate the Program. Any such amendment, suspension or termination shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director under an Option.

         Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.

         12.      Effective Date

         The Program shall become effective on the day the Board approves the adoption of the Program.

         Adopted by the Board on February 8, 2001.